Exhibit 99.1

Investor/Media Contacts:

Scott M. Bier, Vice President, CFO

Sylvia J. Castle, Investor Relations

Aldila, Inc., (858) 513-1801

FOR IMMEDIATE RELEASE

ALDILA REPORTS FINANCIAL RESULTS FOR

SECOND QUARTER 2009

Poway, CA, August 6, 2009 – ALDILA, INC. (NASDAQ:GM:ALDA) announced today net sales of $10.6 million and a net loss of $627,000 ($0.12 loss per share) for the three months ended June 30, 2009.  In the comparable 2008 second quarter, the Company had net sales of $13.6 million and a net loss of $523,000 ($0.10 loss per share).  For the six months ended June 30, 2009, net sales were $24.4 million and a net loss of $675,000 ($0.13 loss per share) as compared to net sales of $30.3 million and a net loss of $65,000 ($0.01 loss per share) for the six month period ended June 30, 2008.

“We continued our cost reduction effort during the quarter.  The Company reduced its selling, general and administrative expenses (“SG&A”) by 25% during the quarter ended June 30, 2009 as compared to the comparable period in 2008.  SG&A is down 27% for the six months ended June 30, 2009 as compared to the same period in 2008.  The Company is actively managing its working capital and has increased its cash and cash equivalents by $680,000 as of June 30, 2009 from December 31, 2008, while reducing its total outstanding debt by $3.1 million during that same period.  Our backlog as of June 30, 2009 was $6.8 million, an increase of 37% over our backlog at the end of the first quarter of 2009, but down 12% versus the second quarter of 2008,” said Mr. Peter R. Mathewson, Chairman of the Board & CEO.

“We experienced a 21% decline in our golf shaft sales in the second quarter of 2009 versus the second quarter of 2008.  The average selling price of our golf shafts sold decreased by 6% on a 16% decline in unit sales in the second quarter of 2009 versus the second quarter 2008.  We continued to see a very difficult market throughout the quarter. The contraction of the golf club market is estimated to be on the order of 20-30% and there is uncertainty as to when it will return to previous levels.  We believe our market share remains strong based on the various programs we have been awarded for 2010 product lines set to begin late in the third quarter.  Our customers continue to be cautious and take a conservative approach to their business in light of the economic climate,” Mr. Mathewson said.

“Aldila continues to enjoy tremendous success on the PGA and Nationwide Tours in 2009.  Through the British Open Championship, Aldila high performance shafts were used by the champions of 10 events on this year’s PGA Tour; including the Mercedes-Benz Championship, the WGC-Accenture Match Play Championship and The Masters.  Aldila shafts have also been the most popular for woods and hybrids at every Major Championship and World Golf Championship held this year.  At the majority of all the other events on the PGA Tour, Aldila has also been the shaft of choice for woods and hybrids.  On the Nationwide Tour, Aldila shafts continue to win the wood shaft count on a regular basis and have also been used to win 10 events so far this year.  Aldila was also the shaft of choice for the majority of players in both woods and hybrids at the 2009 PGA Club Professional National Championship.  The Aldila VooDoo® continues to be our leading shaft on Tour and has been used to win 9 events so far this year.  Aldila’s newest shaft currently being tested on Tour, the Aldila RIP™, continues to grow in popularity and has already been used to win one event on the PGA Tour.  The RIP™ is scheduled to be released next year in the Aldila product line,” said Mr. Mathewson.

“Our Composite Materials Division sales declined by 32% during the second quarter 2009 as compared to the second quarter of 2008, as customer demand continued to remain weak.  We are continuing our focused approach to expand our sales in non-recreational segments of the market.  We have made two key hires to strengthen our sales and factory operations,” Mr. Mathewson said.

“Our Vietnam factory is performing up to our expectations at this time and we transferred our VooDoo® technology successfully to our China operation during the quarter, allowing us to cut our workforce roughly in half at our Mexico operation, including substantial fixed cost personnel.  We will continue to analyze our Mexico operations for the potential of further reduction,” said Mr. Mathewson.

Aldila will host a conference call at 5 P.M. Eastern Time, on Thursday, August 6, 2009, with Peter R. Mathewson, Chairman & CEO, Robert J. Cierzan, Senior Vice President, Composite Materials and Scott M. Bier, Vice President, Chief Financial Officer, to review Aldila’s 2009 second quarter financial results.  For telephone access to the conference call dial 1-866-550-6338 or 1-347-284-6930 for international calls and request connection to the Aldila conference call, Participant Passcode: 8644861.  A live webcast of the conference call can be accessed on the Aldila website at http://www.aldila.com.  An archive of the webcast will be available through our website for 90 days following the conference call.

This press release contains forward-looking statements based on our expectations as of the date of this press release.  These statements necessarily reflect assumptions that we make in evaluating our expectations as to the future.  Forward-looking statements are necessarily subject to risks and uncertainties.  Our actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of a variety of factors.  Our filings with the Securities and Exchange Commission present a detailed discussion of the principal risks and uncertainties related to our future operations, in particular our Annual Report on Form 10-K for the year ended December 31, 2008, under “Business Risks” in Part I, Item 1, and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in Part I, Item 7 of the Form 10-K, and reports on Form 10-Q and Form 8-K, all of which can be obtained at www.sec.gov.

The forward-looking statements in this press release are particularly subject to the risks that:

•                  consumer discretionary spending will continue to be impacted by the world recession, which could have a material impact on our business;

•                  our product offerings, including the NV®, VS Proto™, DVS®, VooDoo® shaft lines and product offerings outside the golf industry, will not achieve or maintain success with consumers or customers;

•                  we will not maintain or increase our market share at our principal customers;

•                  demand for clubs manufactured by our principal customers will decline, thereby affecting their demand for our shafts;

•                  demand for composite materials by our principal customers will decline;

•                  the market for graphite shafts will continue to be extremely competitive, affecting selling prices and profitability;

•                  our international operations will be adversely affected by political instability, currency fluctuations, export/import regulations or other risks typical of multi-national operations, particularly those in less developed countries;

•                  the Company will not be able to acquire adequate supplies of carbon fiber at reasonable market prices;

•                  acts of terrorism, natural disasters, or disease pandemics interfere with our manufacturing operations or our ability to ship our finished products.

For additional information about Aldila, Inc., please go to the Company’s website at www.aldila.com.

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ALDILA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,837	$6,157
Accounts receivable	4,934	6,407
Income taxes receivable	2,161	2,272
Inventories	9,656	11,583
Deferred tax assets	701	809
Prepaid expenses and other current assets	715	484
Total current assets	25,004	27,712

PROPERTY, PLANT AND EQUIPMENT	12,259	12,789

DEFERRED TAXES	1,453	1,187

OTHER NON-CURRENT ASSETS	236	244

TOTAL ASSETS	$38,952	$41,932

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$4,018	$3,420
Accrued expenses	2,264	2,307
Short term debt	2,400	5,000
Other current liability	149	117
Total current liabilities	8,831	10,844

LONG-TERM LIABILITIES:
Deferred rent	132	153
Long term debt	2,667	3,167
Other long-term liabilities	1,508	1,508
Total liabilities	13,138	15,672

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value; authorized 5,000,000 shares; no shares issued	—	—
Common stock, $.01 par value; authorized 30,000,000 shares; issued and outstanding 5,174,183 shares as of June 30, 2009 and 5,174,183 shares as of December 31, 2008	52	52
Additional paid-in capital	44,350	44,121
Accumulated deficit	(18,588)	(17,913)
Total stockholders’ equity	25,814	26,260

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$38,952	$41,932

ALDILA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(In thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008

NET SALES	$10,574	$13,644	$24,377	$30,307
COST OF SALES	9,191	11,027	20,132	23,131
Gross profit	1,383	2,617	4,245	7,176

SELLING, GENERAL AND ADMINISTRATIVE	2,558	3,392	5,388	7,425
Operating loss	(1,175)	(775)	(1,143)	(249)

OTHER INCOME (EXPENSE):
Interest income	7	42	9	262
Interest expense	(44)	(91)	(102)	(130)
Other, net	(64)	18	(80)	58

LOSS BEFORE INCOME TAXES	(1,276)	(806)	(1,316)	(59)
(BENEFIT) PROVISION FOR INCOME TAXES	(649)	(283)	(641)	6

NET LOSS	$(627)	$(523)	$(675)	$(65)

NET LOSS PER COMMON SHARE	$(0.12)	$(0.10)	$(0.13)	$(0.01)

NET LOSS PER COMMON SHARE, ASSUMING DILUTION	$(0.12)	$(0.10)	$(0.13)	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	5,174	5,155	5,174	5,155

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES	5,174	5,155	5,174	5,155

ALDILA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(In thousands)

	Six months ended
	June 30,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(675)	$(65)
Depreciation and amortization	892	918
Stock-based compensation	229	104
Loss on disposal of fixed assets	76	8
Changes in working capital items, net	3,688	(1,396)
Net cash provided by (used for) operating activities	4,210	(431)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(441)	(995)
Proceeds from sales of property, plant and equipment	11	17
Net cash used for investing activities	(430)	(978)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings against term loan	—	5,000
Payments for term loan	(500)	(417)
Borrowings against line of credit	2,800	3,000
Payments for line of credit	(5,400)	—
Proceeds from issuance of common stock	—	18
Dividend payments	—	(27,323)
Net cash used for financing activities	(3,100)	(19,722)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	680	(21,131)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	6,157	29,529

CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,837	$8,398